                               FIRST AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

         THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT is made as of this 15th day of August, 1997, by and between KTI, INC., a New Jersey corporation with its principal office and place of business at 7000 Boulevard East, Guttenberg, New Jersey 07093 ("KTI"), KTI ENVIRONMENTAL GROUP, INC., a New Jersey corporation with its principal office and place of business at 7000 Boulevard East, Guttenberg, New Jersey 07093 ("KTI Environmental"), KUHR TECHNOLOGIES, INC., a New Jersey corporation with its principal office and place of business at 7000 Boulevard East, Guttenberg, New Jersey 07093 ("Kuhr"), KTI LIMITED PARTNERS, INC., a Delaware corporation with its principal office and place of business at 7000 Boulevard East, Guttenberg, New Jersey 07093 ("KTI Limited"), KTI OPERATIONS, INC., a Delaware corporation with its principal office and place of business at 7000 Boulevard East, Guttenberg, New Jersey 07093 ("KTI Operations"), PERC, INC. a Delaware corporation with its principal office and place of business at 7000 Boulevard East, Guttenberg, New Jersey 07093 ("PERC") (all of the above are referred to collectively herein as the "Original Borrower"), KTI ASH RECYCLING, INC., a Delaware corporation with its principal office and place of business at 7000 Boulevard East, Guttenberg, New Jersey 07093 ("KTI Recycling"), MANNER RESINS, INC., a Maryland corporation with its principal office and place of business at 7040 Bembe Beach Road, Annapolis, Maryland 21403 ("Manner Resins"), TIMBER ENERGY RESOURCES, INC., a Texas corporation with its principal office and place of business at Florida Highway 65, South, P.O. Box 199, Telogia, Florida 32360 ("Timber Energy"), KTI SPECIALTY WASTE SERVICES, a Maine corporation with its principal office and place of business at 7000 Boulevard East, Guttenberg, New Jersey 07093 ("KTI Specialty Waste') (all of the above after the Original Borrowers are collectively referred to as the "New Borrower", the New Borrower together with the Original Borrower shall be referred to herein as the "Borrower") and KEY BANK NATIONAL ASSOCIATION, a national banking association with an office and place of business at 66 South Pearl Street, Albany, New York 12207 (the "Lender").

                              W I T N E S S E T H:

         WHEREAS, the Original Borrower and Lender entered into that certain Loan and Security Agreement, dated as of October 29, 1996 (the "Agreement") pursuant to which the Lender agreed to make loans to the Borrower from time to time upon the terms and conditions set forth in the Agreement (the "Loan"); and

         WHEREAS, the Original Borrower has requested, and the lender has consented, to make certain modifications to the Agreement.

         NOW THEREFORE, in consideration of the mutual promises of the parties hereto and other good an valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:



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         1. Borrowers. The introductory paragraph to the Agreement is hereby amended to include the New Borrowers as Borrowers under the Agreement.

         2. A new Section 1.11 shall be added which shall provide as follows:

                           "1.11. "Debt Service Coverage Ratio" shall mean, for
                  any fiscal period of KTI, the ratio of (i) net income from continuing operations before minority interest, income taxes, discontinued operations and extraordinary items minus one time gains (such as from the sale of capacity resulting from a restructuring) minus the recognized portion of deferred revenue plus interest expense, plus operating lease expense plus depreciation and amortization minus cash taxes minus capital expenditures minus distributions to (ii) scheduled principal payments of long term debt and capital leases plus interest expense plus operating lease expense plus preferred stock dividends. This ratio shall be measured on a quarterly basis."

         3. Section 1.18 is hereby amended to provide as follows:

                           "1.18 "Leverage Ratio. Leverage Ratio shall mean the
                  ratio of Borrower (i) total "debt" (as defined by GAAP) excluding any minority interest) to (ii) "net worth") (also defined by GAAP).

         4. Section 1.34 is hereby deleted in its entirety.

         5. Sections 1.11 through 1.36 are hereby renumbered to account for the addition of Section 1.11 as described in Section 2 above.

         6. Section 1.23 is hereby amended in its entirety to provide as follows:

                  "1.23. Maximum Amount of the Revolving Facility shall mean Six Million Dollars ($6,000,000.00).

         7. Inducing Representations. Borrower represents and warrants to Lender that all of the inducing representations and warranties set forth in Article Seven of the Loan Agreement are true and correct as of the date hereof, and hereby reaffirms each of such representations and warranties with the same legal force and effect as if such representations and warranties were made on the date hereof.

         8. Section 3.1 of the Agreement is hereby amended in its entirety to provide as follows:

                  "3.1 Interest. Borrower shall pay interest monthly on the first day of each month for the preceding month, commencing September 1, 1997, on the average daily unpaid principal amount of the Revolving Loan, at a fluctuating rate which is equal to the Base Rate plus three-quarters of one percent (3/4%). On and after the occurrence of an Event of Default hereunder, Borrowers shall pay interest on all Obligations due to Lender at a fluctuating rate which is equal to the


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         Base Rate plus three and three-quarters percent (3 -3/4%). In no event shall any interest hereunder, or under any Loan Document, exceed the maximum rate permitted by law."

         9. Unused Facility Fee. Section 3.3 is hereby amended in its entirety to provide as follows:

                           "3.3 Unused Facility Fee. Commencing on the calendar
                  quarter on October 1, 1997, Borrower shall pay Lender quarterly in arrears, a fee on the unused amount of the Revolving Loan in an amount equal to the unused facility amount multiplied by one-eighth of one percent (1/8%) per annum. Such amount shall be payable quarterly in arrears."

         10. Section 4 is hereby amended in its entirety to provide as follows:

                           "4. Application of Proceeds. The proceeds of the Loan
                  shall be used solely by Borrowers for working capital needed in the normal operation of Borrowers' businesses, the issuance of letters of credit and for bridge financing for acquisitions by Borrowers. Advances of loan proceeds by any Borrower to any Affiliate (other than a Borrower), or any bridge financing for acquisitions by any Borrower which exceeds six (6) months, or any bridge financing exceeding one and one-half million dollars ($1,500,000.00) without approved takeout financing in place which has not been approved by Lender shall each be deemed an Event of Default hereunder."

         11. Section 5 is hereby amended to include a new subsection (B) which shall provide as follows:

                           "(B)     All Property;"

                  Subsections (B) through (E) of Section 5 are hereby amended to provide consecutive lettering from (C) through (F).

         12. Organization and Qualifications. Section 7.1 is hereby amended in its entirety to provide as follows:

                           "7.1 Organization and Qualifications. Each of KTI,
                  KTI Environmental, and Kuhr is a corporation duly organized and existing under the laws of the State of New Jersey. Each of KTI Limited, KTI Operations, KTI Ash Recycling, and KTI Recycling is a corporation duly organized and existing under the laws of the Sate of Delaware. Timber Energy, KTI Specialty Waste and Manner Resins are corporations duly organized and existing under the laws of the State of Texas, Maine and Maryland, respectively. Each Borrower is qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified and where failure to do so qualify might materially affect its business or assets."


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         13. Section 12 is hereby amended to provide as follows:

                           "12. Financial Covenants. KTI covenants that it
                  shall, at all times:"

         14. Section 12.2 is hereby amended to provide as follows:

                           "12.2 Maximum Leverage Ratio. Maintain a Leverage
                  Ratio not greater than 3.0 to 1.0."

         15. A new Section 12.3 shall be added to provide as follows:

                           "12.3 Minimum Debt Service Coverage Ratio. Maintain a
                  Debt Service Coverage Ratio of not less than 1.5 to 1.0."

         16. Section 15 is hereby amended in its entirety to provide as follows:

                           "15. Term. This Agreement shall terminate on April
                  30, 1998."

         17. Section 16.1 (j) is hereby amended to provide as follows:

                  "(j) upon the occurrence and continuance of any conditions, (including, but not limited to, any change in the management of KTI which is the result of the departure of any two of Nicholas Menonna, Jr., Martin J. Sergi or Ross Pirasteh) which in Lender's reasonable opinion, has or may have a material adverse effect on the business, prospects or financial conditions of any Borrower."

         18. Section 16.1 shall be amended to include new subsections (k) and
(l) which shall provide as follows:

                  "(k) if any Borrower shall be in default under any obligation to Lender,"

                  "(l) if any Borrower shall breach any term or fail to satisfy any condition of the commitment letter entered into between the Lender and the Borrower dated July 14, 1997,"

         19. Amended Exhibits. Exhibits "C", "D", "E", "I", "J", "K" and "L" to the Agreement are hereby amended in their entirety and are attached hereto.

         20. Correction. Section 5 is hereby amended to correct the introductory paragraph to include Exhibit "L", which described Liens, as well as Exhibit "E". Further, Section 5 is hereby amended to exclude from Collateral the Property which is the subject of those specific Liens described on Exhibit "L" which cannot be subjected to junior liens.


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         21. Additional Terms and Conditions. The terms and conditions of the commitment letter entered into between Lender and Borrowers dated July 14, 1997 are hereby incorporated by referenced, including, but not limited to, the requirements of Borrowers to close on the term loan referenced in such letter not later than December 1, 1997, as a condition to Lender's commitment to make the term loan. A breach of any of the terms or conditions of the commitment letter shall be deemed an Event of Default hereunder. In the event of any conflict between the terms of the commitment letter and this Agreement, such conflict shall be resolved in favor of this Agreement.

         22. Amended and Restated Promissory Note. The Borrowers agree to deliver an amended and restated promissory note in the form of Exhibit "C".

         23. No Other Amendments. Other than as expressly set forth above, no provision of the Loan Agreement shall be deemed to be amended or modified hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers thereunto duly authorized on the day and year first above written.

                                KTI, INC.


                                By:               /s/ Robert E. Wetzel
                                         ---------------------------------------
                                         Robert E. Wetzel, Senior Vice President


                                KTI ENVIRONMENTAL GROUP, INC.


                                By:               /s/ Robert E. Wetzel
                                         ---------------------------------------
                                         Robert E. Wetzel, Senior Vice President


                                KUHR TECHNOLOGIES, INC.


                                By:               /s/ Robert E. Wetzel
                                         ---------------------------------------
                                         Robert E. Wetzel, Senior Vice President


                                KTI LIMITED PARTNERS, INC.


                                By:               /s/ Robert E. Wetzel
                                         ---------------------------------------
                                         Robert E. Wetzel, Senior Vice President




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

                                KTI OPERATIONS, INC.


                                By:               /s/ Robert E. Wetzel
                                         ---------------------------------------
                                         Robert E. Wetzel, Senior Vice President



                                PERC, INC.


                                By:               /s/ Robert E. Wetzel
                                         ---------------------------------------
                                         Robert E. Wetzel, Senior Vice President

                                KTI ASH RECYCLING, INC.


                                By:               /s/ Robert E. Wetzel
                                         ---------------------------------------
                                         Robert E. Wetzel, Senior Vice President

                                KTI RECYCLING, INC.


                                By:               /s/ Robert E. Wetzel
                                         ---------------------------------------
                                         Robert E. Wetzel, Senior Vice President

                                MANNER RESINS, INC.


                                By:               /s/ Robert E. Wetzel
                                         ---------------------------------------
                                         Robert E. Wetzel, Senior Vice President

                                TIMBER ENERGY RESOURCES, INC.


                                By:               /s/ Robert E. Wetzel
                                         ---------------------------------------
                                         Robert E. Wetzel, Senior Vice President

                                KTI SPECIALTY WASTE SERVICES, INC.


                                By:               /s/ Robert E. Wetzel
                                         ---------------------------------------
                                         Robert E. Wetzel, Senior Vice President

                                KEY BANK NATIONAL ASSOCIATION


                                By:              /s/ Richard C. VanAuken
                                         ---------------------------------------
                                                   Richard C. VanAuken


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
STATE OF NEW JERSEY     )ss.:
COUNTY OF HUDSON        )

         On this 15th day of August, 1997, before me personally came
Robert E. Wetzel, to me known, who being by me duly sworn, did depose and say that he resides at 7000 Boulevard East, Guttenberg, NJ, that he is the Senior Vice President of KTI, Inc., the corporation described in, and which executed the above instrument; and that he signed his name thereto by like order of the Board of Directors of said corporation.


                                                       /s/ Ana M. Rodriguez
                                                    -----------------------
                                                    Notary Public




STATE OF NEW JERSEY     )ss.:
COUNTY OF HUDSON        )

         On this 15th day of August, 1997, before me personally came
Robert E. Wetzel, to me known, who being by me duly sworn, did depose and say that he resides at 7000 Boulevard East, Guttenberg, NJ 07093, that he is the Senior Vice President of KTI Environmental Group, Inc., the corporation described in, and which executed the above instrument; and that he signed his name thereto by like order of the Board of Directors of said corporation.


                                                       /s/ Ana M. Rodriguez
                                                    -----------------------
                                                    Notary Public


STATE OF NEW JERSEY        )ss.:
COUNTY OF HUDSON           )

         On this 15th day of August, 1997, before me personally came
Robert E. Wetzel, to me known, who being by me duly sworn, did depose and say that he resides at 7000 Boulevard East, Guttenberg, NJ 07093, that he is the Senior Vice President of Kuhr Technologies, Inc., the corporation described in, and which executed the above instrument; and that he signed his name thereto by like order of the Board of Directors of said corporation.


                                                       /s/ Ana M. Rodriguez
                                                    -----------------------
                                                    Notary Public

STATE OF NEW JERSEY        )ss.:
COUNTY OF HUDSON           )

     On this 15th day of August, 1997, before me personally came Robert E. Wetzel, to me known, who being by me duly sworn, did depose and say that he resides at 7000 Boulevard East, Guttenberg, NJ 07093, that he is the Senior Vice President of KTI Limited Partnership, Inc., the corporation described in, and which executed the above instrument; and that he signed his name thereto by like order of the Board of Directors of said corporation.

                                                       /s/ Ana M. Rodriguez
                                                    -----------------------
                                                    Notary Public


STATE OF NEW JERSEY        )ss.:
COUNTY OF HUDSON           )

     On this 15th day of August, 1997, before me personally came Robert E. Wetzel, to me known, who being by me duly sworn, did depose and say that he resides at 7000 Boulevard East, Guttenberg, NJ 07093, that he is the Senior Vice President of KTI Operations, Inc., the corporation described in, and which executed the above instrument; and that he signed his name thereto by like order of the Board of Directors of said corporation.


                                                       /s/ Ana M. Rodriguez
                                                    -----------------------
                                                    Notary Public


STATE OF NEW JERSEY        )ss.:
COUNTY OF HUDS ON          )

     On this 15th day of August, 1997, before me personally came Robert E. Wetzel, to me known, who being by me duly sworn, did depose and say that he resides at 7000 Boulevard East, Guttenberg, NJ 07093, that he is the Senior Vice President of PERC, Inc., the corporation described in, and which executed the above instrument; and that he signed his name thereto by like order of the Board of Directors of said corporation.


                                                       /s/ Ana M. Rodriguez
                                                    -----------------------
                                                    Notary Public

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STATE OF NEW JERSEY        )ss.:
COUNTY OF HUDSON           )

     On this 15th day of August, 1997, before me personally came Robert E. Wetzel, to me known, who being by me duly sworn, did depose and say that he resides at 7000 Boulevard East, Guttenberg, NJ 07093, that he is the Senior Vice President of KTI Ash Recycling, Inc., the corporation described in, and which executed the above instrument; and that he signed his name thereto by like order of the Board of Directors of said corporation.


                                                       /s/ Ana M. Rodriguez
                                                    -----------------------
                                                    Notary Public

STATE OF NEW JERSEY        )ss.:
COUNTY OF HUDSON           )

     On this 15th day of August, 1997, before me personally came Robert E. Wetzel, to me known, who being by me duly sworn, did depose and say that he resides at 7000 Boulevard East, Guttenberg, NJ 07093, that he is the Senior Vice President of KTI Recycling, Inc., the corporation described in, and which executed the above instrument; and that he signed his name thereto by like order of the Board of Directors of said corporation.


                                                       /s/ Ana M. Rodriguez
                                                    -----------------------
                                                    Notary Public

STATE OF NEW JERSEY        )ss.:
COUNTY OF HUDSON           )

     On this 15th day of August, 1997, before me personally came Robert E. Wetzel, to me known, who being by me duly sworn, did depose and say that he resides at 7000 Boulevard East, Guttenberg, NJ 07093, that he is the Senior Vice President of Manner Resins, Inc., the corporation described in, and which executed the above instrument; and that he signed his name thereto by like order of the Board of Directors of said corporation.

                                                       /s/ Ana M. Rodriguez
                                                    -----------------------
                                                    Notary Public

STATE OF NEW JERSEY        )ss.:
COUNTY OF HUDSON           )

     On this 15th day of August, 1997, before me personally came Robert E. Wetzel, to me known, who being by me duly sworn, did depose and say that he resides at 7000 Boulevard East, Guttenberg, NJ 07093, that he is the Senior Vice President of Timber Energy Resources, Inc., the corporation described in, and which executed the above instrument; and that he signed his name thereto by like order of the Board of Directors of said corporation.


                                                       /s/ Ana M. Rodriguez
                                                    -----------------------
                                                    Notary Public

STATE OF NEW JERSEY        )ss.:
COUNTY OF HUDSON           )

     On this 15th day of August, 1997, before me personally came Robert E. Wetzel, to me known, who being by me duly sworn, did depose and say that he resides at 7000 Boulevard East, Guttenberg, NJ 07093, that he is the Senior Vice President of KTI Specialty Waste Services, Inc., the corporation described in, and which executed the above instrument; and that he signed his name thereto by like order of the Board of Directors of said corporation.


                                                       /s/ Ana M. Rodriguez
                                                    -----------------------
                                                    Notary Public

STATE OF NEW JERSEY        )ss.:
COUNTY OF HUDSON           )

     On this 15th day of August, 1997, before me personally came Richard C. VanAuken, to me known, who being by me duly sworn, did depose and say that he resides at Brunswick, NY, that he is the Senior Banker of Key Bank National Association, the corporation described in, and which executed the above instrument; and that he signed his name thereto by like order of the Board of Directors of said corporation.

                                                    /s/ Georgia Melas
                                                    -----------------------
                                                    Notary Public



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